UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009

REDDY ICE HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On May 29, 2009, and June 2, 2009, in the case styled Martin G. McNulty v. Reddy Ice Holdings Inc., et al., pending in the United States District Court for the Eastern District of Michigan, Judge Paul D. Borman issued two orders dismissing all claims asserted by McNulty against Reddy Ice Holdings, Inc. (the Company”), and Reddy Ice Corporation and dismissing the Company, and Reddy Ice Corporation from that case.

On June 1, 2009, in the multidistrict litigation styled In re: Packaged Ice Litigation, and pending in the United States District Court for the Eastern District of Michigan, Judge Borman issued an Opinion and Order Appointing  Interim Class Counsel.  That order names Kohn, Swift, & Graft, P.C. as interim lead class counsel for the proposed direct purchaser class and appoints Gurewitz & Raben, PLLC as liaison counsel.  The order further appoints Levitt & Kaizer, the Law offices of Max Wild and The Perrin Law Firm as interim lead counsel for the proposed indirect purchaser class, with The Perrin Law Firm acting as liaison counsel.

On June 8, 2009, the Company issued a press release to announce the Company’s hiring of Angela S. Wallander as Executive Vice President and Chief Administrative Officer.  The press release is contained in Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

99.1†   Press Release dated June 8, 2009.

†Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      June 8, 2009

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer

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